EXHIBIT 10.3



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                          TECHNOLOGY RESEARCH CONTRACT
                                 (COMMISSIONED)

Principal:  Xi'an Tian'an Pharmaceutical Co.,Ltd.
          (Hereinafter is shortened as Party A)

Legal Representative: Weng JianJun

Assignee: Xi'an Gelin Healthcare Research Institute
         (Hereinafter is shortened as Party B)

Legal Representative: Jia Ning
Warrantor: ShaanXi HaiShi Investment Company Ltd.
         (Hereinafter is shortened as Party C)

Legal Representative: Tang HuaChu

Though parties negotiation and on the foundation of truthfully and sufficiently expressing, in accordance with Contract Law of People's Republic of China, which has got agreements about matters that concerned Party A commission Party B to research and develop Tian'an Clam Ache Capsule as follows:

1. Term's Title: Research and development of Tian'an Clam Ache Capsule.

2. The present condition, situation and development trend of the item.

      In anodyne medicine field, which the pure Chinese traditional medicine preparation is a blank, and in a long term, the chemical medicine occupies the main position. The advantage of this Chinese traditional medicine preparation consists of: the prescription of this Chinese medicine has been applied to Chinese traditional medicine clinical practice more then 40 years, which the clinical effect is rapid and prominent but without drug fastness and dependency. Now, according to the prescription, the manufacturing process, stability, urgent adverse side effect, long term adverse side effect and drug action shall be tested to make out the quality standard of the product. When all R&D jobs are finished, which the application and approval for clinical trials shall be submitted to the State Food and Drug Administration to apply the new drug certificate of state's 3rd category. And the production can be organized after taking the new drug certificate and production authorized document.

3. The technology level of the R&D should be achieved: State's 3rd New Drug Certificate.

4. The main obligations of the Party A are:

     (1)  to pay Party B the promised investment: RMB Eight Million;
     (2) the manner of payment the above investment: Party A shall pay the whole investment to the bank account appointed by Party B at one time;


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     (3)  Party A shall offer the assistances as follows:

          A.   to require  specific  standards of the  technology and economy in
               accordance   with  the   application   intents   and   processing
               possibilities;
          B.   to process and test the sample and have first examination;
          C.   to install, debug and maintain the production equipments;
          D.   to organize the appraisal for technology result;
          E.   to provide technology materials and original data.

     (4) Party A shall accept the phrase conclusions of R&D in time, of which as follows:

          A.   drug efficiency experiments;
          B.   drug toxicology experiments;
          C.   1st term clinical trial;
          D.   2nd term clinical trial;
          E.   3rd term clinical trial;

5. The main obligations of Party B are as follows:

     (1) to establish and implement the R&D plan. And the R&D plan and schedule (the time-table to solve the main technology problems and achieve the aims) are as follows:

          A.   Aug. 2005 ~ Aug. 2006, drug efficiency experiments;
          B.   Aug. 2006 ~ Aug. 2007, drug toxicology experiments;
          C.   Aug. 2007 ~ Aug. 2008, 1st term clinical trial;
          D.   Aug. 2008 ~ Aug. 2009, 2nd term clinical trial;
          E.   Aug. 2009 ~ Aug. 2011, 3rd term clinical trial;

     (2) to make use of the R&D funds in reason. Party B shall earmark the funds for its specified purpose only.

     (3) to deliver the R&D results to Party A in Party A's office location before 31st Dec. 2011, which the results are as follows:

          A. product design, arts and crafts regulations, material prescription and other blueprints, treatises, reports and technique documents;
          B.   magnetic tapes, disks and computer software;
          C. reports of pharmacological and toxicological experiments, and clinical trial reports of 1st term, 2nd term and 3rd term;

     (4)  to provide necessary technique assistances and services as follows:

          A.   to provide  technical  training  to the members of Party A;
          B. to provide intelligence materials of the new technology related to the product;
          C. to assist Party A to make out the regulations related to manipulation and process;

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          D.   with the obligations to accept the examination of Party A for the using of the contract fund, if the examination shall not baffle the common process of R&D.

Except performing the above obligations by each party, parties agree to hold the obligation to communicate the situation of performing the contract. Especially for those situations which can block the contract performing, such as the barriers about intelligence communication, technical risks, product application and authentication risks or the R&D expenses overspending and so on.

6. Party A's responsibilities for breach of contract:

     (1) If Party A does not pay R&D fund and over the time limit for three months, Party B has the right to release from the contract and Party A shall pay Party B 10% of the sum amount of the investment as penalty;

     (2) If Party A does not provide the technical materials, original data and assistances in accordance with the contract, or the technical materials, original data and assistances have significant deficiencies, which result in stagnation, delay or frustration of the R&D, the Party A shall undertake the responsibilities. But if Party B finds distinct mistakes from the materials and data provided by Party A, and Party B does not inform Party A to recheck and correct the mistakes, the Party B shall undertake the relevant responsibilities. If Party A does not provide technical materials, original data and assistances and over time limit for three months, Party B has the right to release from the contract and Party A shall pay Party B 10% of the sum amount of the investment as penalty;

     (3) If Party A does not accept the R&D results and over time limit for two months, Party B has right to transfer or sell the results to third party out of the contract.

7. Party B's responsibilities for breach of contract:

     (1) If Party B does not perform the R&D in accordance with the plan, Party A has the right to require Party B to perform the plan and take the remedy manners. If Party B does not perform the R&D plan and over time limit for two months, Party A has the right to release from the contract, and Party B shall pay 10% of sum amount of the investment as penalty.

     (2) If Party B spends the R&D fund in the field which is out of the contract, Party A has the right to hold out and require Party B makeup the relevant fund to use on R&D, which above action of Party B result in stagnation, delay or frustration of the R&D, Party B shall pay 10% of sum amount of the investment as penalty. After Party A's notice and over the time limit for two months, and Party B does not send back the fund on R&D plan, which Party A has the right to release from the contract. Party B shall pay penalty or compensation for the damage of Party A.

     (3) If the R&D results part or all can not meet the conditions of the contract, which the results can not obtain the New Drug Certificate of state's 3rd class, Party B shall pay back all R&D fund and pay 10% of sum amount of the investment as penalty to Party A.


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(4) Disclosure liabilities

          A. If Party B betrays confidential matters before the delivery of R&D results, Party A shall decide whether to release the contract in accordance with the situations, and Party B shall compensate the actual damage.
          B. If Party B betrays confidential matters after the delivery of R&D results, Party B shall compensate the actual damage.

8. The occupation and share to the R&D results:

   The R&D results accomplished by this contract, and the New Drug Certificate of state's 3rd class, which the ownership belongs to Party A, and Party A takes the complete right of use and transfer;

   The equipments, facilities, information and other belongings which are relevant to the R&D and purchased by Party B with R&D fund, Party B has the ownership of above assets.

9. Confidentiality

   In the period of validity of the contract, parties shall take confidential obligations of technical materials hereinafter: products design, arts and crafts processes, material prescriptions and other blueprints, treatises, reports and technical documents, computer software relevant to products design.

   After the period of validity of the contract, parties shall take confidential obligations of technical materials hereinafter in thirty years: products design, arts and crafts processes, material prescriptions and other blueprints, treatises, reports and technical documents, computer software relevant to products design.

10. Undertaking of technical risks

   If Party B cannot overcome technical difficulties during performing the contract, which induce part or all frustration of R&D, and the risk damage will be undertaken by Party B.

   Each party finds the above situations which could induce part or all frustration of the R&D, and shall inform another party in time to take measures to reduce the damage. If parties do not inform opposite party in above situations, which enlarge the damage, the party who does not inform shall take the damage.


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11. Criterions and manners of check and acceptance

   The criterions of check and acceptance are to achieve New Drug Certificate of state's 3rd class and Party B transfers all products design, arts and crafts processes, materials prescription and other blueprints, treatises, reports and other technical documents and computer software relevant to products to Party A, and Party A can take industrialization production in accordance with the relevant products design.

12. Assurance for performing the contract

   To ensure the safety of the fund paid by Party A and to engage Party B itself to take R&D tasks in accordance with the contract, which Party C shall have related liabilities assurance for Party B's performing of the contract, and Party B agree to impawn 13.5 million shares of Party A to Party C as assurance, and at the same time, Party C promises if the contract can not be performed and Party B can not pay back the investment and compensation, which Party C shall pay Party A the related funds instead of Party B. If Party C does not pay Party A related funds in two months, Party A has the right to lodge a complaint in local court to require Party C to pay related funds. In addition, Party A can dispose the shares that impawned to Party C by Party B as follows:

          i. to transfer the shares (13.5 million) taken by Party B to third party;

          ii. via the authorization(Party B dropping out of the voting) of general meeting of share holders to buy back the stock ownership of 13.5 million shares to reduce the registration capital;

   If the contract can not be performed and works out above disposition clauses, Party B and Party C promises that the earnings of Party B's transfer of ownership of the shares which to pay the damage of Party A and the left part will belong to Party A; if Party A buys back its company shares, the pay will be equal to related fund that Party B owe to Party A.

   Because Party A is in the matter of going public in USA, which is in the transaction of the shares of USA company to the Party A's shares, and three parties here agree to impawn ownership of shares after Party A's transaction.

13. Dispute settlement

   If disputes come forth, parties shall to settle it with negotiation; if parties can not agree with each other with negotiation, either of parties can lodge a complaint in local court.

14. In the period of contract validity, Party A confirms Shi YongZhi as linkman of Party A; and Party B confirms JiaNing as linkman of Party B. Linkmen here shall take obligations as follows:

     (1) to supervise and urge parties to complete own responsibilities in time;
     (2)  to communicate during the contract performing.


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The contract is in sextuplicate, each party takes two copies which have the same legal effect.

The contract will be duly executed by its authorized representatives on signing date.

Party A: Xi'an Tian'an Pharmaceutical Co.,Ltd.
Legal Representative (signature):
Date:
Location:
Open Account Bank:
Accounts:


Party B: Xi'an Gelin Healthcare Research Institute
Legal Representative (signature):
Date:
Location:
Open Account Bank:
Accounts:


Party C: ShaanXi HaiShi Investment Company Ltd.
Legal Representative (signature):
Date:
Location:
Open Account Bank:
Accounts: